                                   EXHIBIT 11

                             AMSOUTH BANCORPORATION

          STATEMENT REGARDING COMPUTATION OF EARNINGS PER COMMON SHARE

                                           THREE MONTHS ENDED    YEAR ENDED
                                              DECEMBER 31        DECEMBER 31
                                           ------------------ -----------------
                                             1994     1993      1994     1993
                                           ------------------ -------- --------
                                           (IN THOUSANDS EXCEPT PER SHARE DATA)
Net income................................ $  1,355   $30,802 $127,290 $146,720
                                           ======== ========= ======== ========
Average shares of common stock outstand-
 ing......................................   58,030    51,628   56,527   50,848
                                           ======== ========= ======== ========
Earnings per common share................. $   0.02 $    0.60 $   2.25 $   2.89
                                           ======== ========= ======== ========